Exhibit 99.1

CAWLEY, GILLESPIE & ASSOCIATES, INC.

PETROLEUM CONSULTANTS

13640 BRIARWICK DRIVE, SUITE 100	306 WEST SEVENTH STREET, SUITE 302	1000 LOUISIANA STREET, SUITE 1900
AUSTIN, TEXAS 78729-1107	FORT WORTH, TEXAS 76102-4987	HOUSTON, TEXAS 77002-5008
512-249-7000	817- 336-2461	713-651-9944
www.cgaus.com

February 16, 2018

Mr. Hal Hogsett

Brigham Minerals, LLC

5914 W. Courtyard Dr., II Ste 200

Austin, Texas 78730

Re:  Evaluation Summary

Brigham Minerals, LLC Interests

Various Oil & Gas Properties in CO, WY,

OK, MT, ND, TX, NM and PA

As of December 31, 2017

Pursuant to the Guidelines of the

Securities and Exchange Commission for

Reporting Corporate Reserves and

Future Net Revenue

Dear Mr. Hogsett:

As requested, this report was prepared on February 16, 2018 for Brigham Minerals, LLC (“Brigham”) for the purpose of submitting our estimates of total proved, probable and possible reserves and forecasts of economics attributable to the above-captioned interests. We evaluated 100% of Brigham reserves, which are made up of certain Anadarko, Appalachian, Delaware, Denver-Julesburg (“DJ”), Midland and Williston Basin oil and gas properties located in the following states: Colorado, Wyoming, Oklahoma, Montana, North Dakota, Texas, New Mexico and Pennsylvania. This evaluation, effective December 31, 2017, was prepared using constant prices and costs, and conforms to Item 1202(a)(8) of Regulation S-K and other rules of the Securities and Exchange Commission (SEC). The results of this valuation are presented in the accompanying tabulations, with a composite summary of the values by reserve category presented below:

		Proved	Proved
		Developed	Developed	Proved	Total
		Producing	Non-Prod	Undeveloped	Proved	Probable	Possible
Net Reserves
Oil	- Mbbl	1,840.3	963.8	5,919.7	8,723.8	11,882.0	7,425.6
Gas	- MMcf	9,139.0	3,889.5	25,373.4	38,401.8	47,658.6	21,846.5
NGL	- Mbbl	687.4	497.6	2,795.0	3,980.0	5,653.9	2,738.4
Future Revenue
Oil	- M$	87,435.7	45,310.3	284,216.2	416,962.1	570,829.4	356,124.3
Gas	- M$	24,743.2	10,692.7	69,620.0	105,055.9	133,494.1	60,195.7
NGL	- M$	12,446.9	9,689.7	51,718.9	73,855.4	107,654.0	51,215.8
Severance Taxes	- M$	7,085.0	3,610.4	20,462.8	31,158.2	39,463.5	23,976.4
Ad Valorem Taxes	- M$	1,913.6	1,694.3	5,458.4	9,066.3	14,292.5	10,544.3
Operating Expenses	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Other Deductions	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Investments	- M$	0.0	0.0	0.0	0.0	0.0	0.0
Future Net Cash Flow	- M$	115,627.3	60,387.9	379,633.9	555,649.0	758,221.8	433,015.0

Discounted @ 10% (Present Worth)	- M$	67,818.3	40,321.4	208,992.8	317,132.8	249,443.3	157,358.5

Brigham Minerals, LLC Interests

February 16, 2018

Proved Developed (“PD”) reserves are the summation of the Proved Developed Producing and Proved Developed Non-Producing reserve estimates. Proved Developed reserves were estimated at 2,804.1 Mbbl oil, 13,028.5 MMcf gas and 1,185.0 Mbbl NGLs (or 6,160.5 MBOE). Of the Proved Developed reserves, 4,050.9 MBOE were attributed to producing zones in existing wells and 2,109.6 MBOE were attributed to zones in existing wells not producing.

Future revenue was calculated prior to deducting state production taxes and ad valorem taxes; however, future net cash flow was calculated after deducting these taxes, future capital costs and operating expenses, but before federal income taxes. Future net cash flow has been discounted at an annual rate of ten (10) percent, in accordance with SEC guidelines, to determine its “present worth”. Present worth indicates the time value of money and should not be construed to represent an estimate of the fair market value of the properties.

The oil reserves include oil and condensate. Oil and NGL volumes are expressed in barrels (42 U.S. gallons). Gas volumes are expressed in thousands of standard cubic feet (Mcf) at contract temperature and pressure base. BOE (barrels of oil equivalent) is expressed as oil and NGL volumes in barrels plus gas volumes in Mcf divided by six (6) to convert to barrels. The data presented in the composite Tables I are explained in page one (1) of the Appendix.

Hydrocarbon Pricing

The base SEC oil and gas prices calculated for December 31, 2017 were $51.34 per bbl and $2.99 per MMBtu respectively. As specified by the SEC, a company must use a 12-month average price, calculated as the unweighted arithmetic average of each first-day-of-the-month price within the 12-month period prior to the end of the reporting period. The oil price is based upon WTI-Cushing spot prices (EIA) and the gas price was based on Henry Hub spot prices (EIA) starting January 1, 2017 and ending December 1, 2017.

Adjustments to oil and gas prices were applied based upon calculations derived from regional averages or provided by Brigham. Oil price differentials may include adjustments for basis differential, transportation and/or crude quality corrections. Gas price differentials include adjustments for basis differential and the BTU heating value of the gas. Gas shrinkage was estimated based on regional averages and includes compression and processing losses, flaring and contract allocations.

Anadarko Basin: Oil price differentials were applied as a deduct of $2.46 per bbl for all properties. Gas price differentials for residue gas sales were applied as a deduct of $0.06 per Mcf of Henry Hub for all properties. Gas shrinkage was estimated at 11%, with an NGL yield of 107 bbl/MMcf for all properties. The NGL price for this basin was applied at 37% of the base oil price. Gas shrinkage was estimated at 0% for properties with wet gas sales.

Appalachian Basin: No oil price differentials were applied for this basin. Gas price differentials were applied as a deduct of $0.91 per Mcf of Henry Hub for wet gas sales. Gas shrinkage was estimated at 24% for all properties. All gas revenues were based on wet gas sales, with no NGLs included in this valuation.

Delaware Basin: Oil price differentials were applied as a deduct of $2.83 per bbl for all properties in Texas and New Mexico. Gas price differentials were applied as a deduct of $0.54 per Mcf of Henry Hub for wet gas sales. Gas shrinkage was estimated at 36%, with an NGL yield of 108 bbl/MMcf for Texas and New Mexico properties. The NGL price for Texas and New Mexico was applied at 35% of the base oil price.

Brigham Minerals, LLC Interests

February 16, 2018

DJ Basin: Oil price differentials were applied as a deduct of $5.65 per bbl for Colorado properties and $3.50 per barrel for Wyoming properties. Gas price differentials for residue gas sales were applied as an addition of $0.36 per Mcf of Henry Hub for Wyoming properties, and were not applied for Colorado properties. Gas shrinkage was estimated at 23%, with an NGL yield of 100 bbl/MMcf for Colorado properties. No shrinkage or NGL yield were applied for Wyoming properties. The NGL price for Colorado was applied at 42% of the base oil price.

Midland Basin: Oil price differentials were applied as a deduct of $2.83 per bbl for Texas. Gas price differentials were applied as a deduct of $0.54 per Mcf of Henry Hub for wet gas sales. Gas shrinkage was estimated at 36%, with an NGL yield of 108 bbl/MMcf for all properties. The NGL price for Texas was applied at 35% of the base oil price.

Williston Basin: Oil price differentials were applied as a deduct of $6.03 per bbl for all properties. Gas price differentials were applied as a deduct of $1.90 per Mcf of Henry Hub for residue gas sales. Gas shrinkage was estimated at 39%, with an NGL yield of 133 bbl/MMcf for all properties with residual gas sales. The NGL price was applied at 19% of the base oil price. Gas shrinkage was estimated at 0% for properties with wet gas sales.

Expenses, Taxes and Investments

Expenses: Routine lease operating expenses (“LOE”) were applied to all wells, and were derived from regional averages and operator assumptions. Although LOE is not paid by the mineral owner, it was applied in this evaluation to assist in proper economic limit determinations. Different LOE averages were applied to vertical and horizontal wells, although the vertical wells were not evaluated for this report. Expenses were not escalated in this report, as per SEC guidelines.

Anadarko Basin: Horizontal wells were burdened with $9,000 per month fixed operating costs. In addition, variable fees of $0.50 per Mcf-gas, $1.25 per bbl-oil and $0.50 per bbl-NGL were applied.

Appalachian Basin: Horizontal wells were burdened with $2,300 per month fixed operating costs. In addition, variable fees of $0.12 per Mcf-gas were applied to the gas stream.

Delaware Basin: Horizontal wells were burdened with $12,000 per month fixed operating costs. In addition, variable fees of $2.00 per bbl-water was applied for produced water disposal.

DJ Basin: Horizontal wells were burdened with $7,500 per month fixed operating costs. In addition, variable fees of $2.00 per Mcf- gas, $3.00 per bbl-oil and $1.00 per bbl-NGLs were applied.

Midland Basin: Horizontal wells were burdened with $12,000 per month fixed operating costs. In addition, variable fees of $2.00 per bbl-water was applied for produced water disposal.

Williston Basin: Horizontal wells were burdened with $7,500 per month fixed operating costs. In addition, variable fees of $2.75 per Mcf-gas and $1.70 per bbl-oil were applied.

Taxes: Oil and gas severance taxes were applied based on the respective state guidelines as follows:

Colorado: Oil, gas and NGL severance tax rates are 5.0% of revenue. Ad valorem taxes are assessed for Broomfield and Weld Counties at 4.95% of revenue.

Brigham Minerals, LLC Interests

February 16, 2018

Wyoming: Oil, gas and NGL severance tax rates are 6.04% of revenue. Ad valorem taxes are assessed by Laramie County at 6.39% of revenue.

Oklahoma: Oil, gas and NGL severance tax rates are 7.095% of revenue, with the exception of a new horizontal well incentive rate of 1.095% of revenue for the first 48 months of operation. No ad valorem taxes are assessed by Oklahoma.

North Dakota: Oil severance taxes are 10.0% of oil revenue. Gas severance tax is assessed at $0.0601 per Mcf of gas sales. The effective rate of severance tax of NGLs was $0.462 per barrel as a calculation of the gas severance tax rate and the yield applied. No ad valorem taxes are assessed by North Dakota.

Montana: Oil and gas severance tax rates are 9.26% of revenue, with the exception of a new horizontal well incentive rate of 0.76% of revenue for the first 18 months of operation. No ad valorem taxes are assessed by Montana.

Texas: The oil severance tax rate is 4.6% of oil revenue and the gas and NGL severance tax rate is 7.5% of gas/NGL revenue. Ad valorem taxes are assessed by Culbertson, Howard, Loving, Martin, Midland, Pecos, Reeves, Upton, and Ward Counties at 2.0% of revenue.

New Mexico: The oil severance tax rate is 7.09% of revenue and the gas and NGL severance tax rate is 7.94% of gas/NGL revenue. Ad valorem taxes are assessed by Lea County at 1.81% of revenue.

Pennsylvania: No oil or gas severance taxes or ad valorem taxes were applied in Pennsylvania.

Investments: Drilling and completion costs (“capital”) were estimated by lateral length, based on the drilling unit acreage for each Basin. Capital is not paid by the mineral owner and therefore not included in this evaluation. However, capital was used to assist in proper commerciality determinations of each new drill. Wells that did not meet minimum economic requirements were dropped from the analysis. Investments were not escalated in this report as per SEC guidelines.

Anadarko Basin: Capital for wells were applied at a range of $5.000 MM to $9.000 MM per well.

Appalachian Basin: Capital for wells were applied at a range of $5.000 MM to $8.000 MM per well.

Delaware Basin: Capital for wells were applied at a range of $6.500 MM to $9.000 MM per well.

DJ Basin: Capital for wells were applied at a range of $3.500 MM to $7.500 MM per well.

Midland Basin: Capital for wells were applied at a range of $5.000 MM to $9.000 MM per well.

Williston Basin: Capital for wells were applied at a range of $3.400 MM to $9.500 MM per well.

Reserve Estimation Methods

The methods employed in estimating reserves are described in page two (2) of the Appendix. Reserves for proved developed producing wells were estimated using production performance methods for the vast majority of properties. Certain new producing properties with very little production history were forecast using a combination of production performance and analogy to similar production, both of which are considered to provide a relatively high degree of accuracy. Monthly production data from the various state commission web sites and other public data outlets were used in this evaluation, with data typically updated through November 2017.

Brigham Minerals, LLC Interests

February 16, 2018

Non-producing reserve estimates, for both developed and undeveloped properties, were forecast using either volumetric or analogy methods, or a combination of both. These methods provide a relatively high degree of accuracy for predicting proved developed non-producing and undeveloped reserves for Brigham’s properties, due to the mature nature of their properties targeted for development and an abundance of subsurface control data. The assumptions, data, methods and procedures used herein are appropriate for the purpose served by this report.

New drills on the Brigham acreage include planned (AFE’d) drills, wells currently drilling, permitted wells and/or wells expected to be drilled based on operator information or regional activity. For each new drill, a reserve category of PDNP, PUD, PROB, or POSS was assigned based upon the proximity to production and geologic control. Reserves for each location were assigned based on offset analogy to production, with preference given to modern completions. The drill schedules for each basin were audited by CG&A and were found to be reasonable and appropriate for the purposes of this report.

SEC Conformance and Regulations

The reserve classifications and the economic considerations used herein for the SEC pricing scenario conform to the criteria of the SEC as defined in pages three (3) and four (4) of the Appendix. The reserves and economics are predicated on regulatory agency classifications, rules, policies, laws, taxes and royalties currently in effect except as noted herein. The possible effects of changes in legislation or other Federal or State restrictive actions which could affect the reserves and economics have not been considered. However, we do not anticipate nor are we aware of any legislative changes or restrictive regulatory actions that may impact the recovery of reserves.

This evaluation includes 2,203 commercial proved undeveloped locations. These proven drills are located in the Anadarko Basin (814 drills), Appalachian Basin (38 drills), Delaware Basin (347 drills), DJ Basin (249 drills), Midland Basin (74 drills), and Williston Basin (681 drills). Each of these drilling locations proposed as part of the Brigham’s development plans conforms to the proved undeveloped standards as set forth by the SEC. In our opinion, the operators of these drills have indicated they have reasonably certain intent to complete this development plan within the next five (5) years. Furthermore, Brigham and the other operators have demonstrated through their actions that they have the proper company staffing, financial backing and prior development success to ensure this development plan will be fully executed.

General Discussion

The estimates and forecasts were based upon interpretations of data furnished by your office and available from our files. To some extent information from public records has been used to check and/or supplement these data. The basic engineering and geological data were subject to third party reservations and qualifications. Nothing has come to our attention, however, that would cause us to believe that we are not justified in relying on such data. All estimates represent our best judgment based on the data available at the time of preparation. Due to inherent uncertainties in future production rates, commodity prices and geologic conditions, it should be realized that the reserve estimates, the reserves actually recovered, the revenue derived therefrom and the actual cost incurred could be more or less than the estimated amounts.

An on-site field inspection of the properties has not been performed. The mechanical operation or condition of the wells and their related facilities have not been examined nor have the wells been tested by Cawley, Gillespie & Associates, Inc. Possible environmental liability related to the properties has not been investigated nor considered. The cost of plugging and the salvage value of equipment at abandonment have not been included in this evaluation.

Brigham Minerals, LLC Interests

February 16, 2018

Cawley, Gillespie & Associates, Inc. is a Texas Registered Engineering Firm (F-693), made up of independent registered professional engineers and geologists that have provided petroleum consulting services to the oil and gas industry for over 50 years. This evaluation was supervised by W. Todd Brooker, President at Cawley, Gillespie & Associates, Inc. and a State of Texas Licensed Professional Engineer (License #83462). We do not own an interest in the properties or Brigham Minerals, LLC and are not employed on a contingent basis. We have used all methods and procedures that we consider necessary under the circumstances to prepare this report. Our work-papers and related data utilized in the preparation of these estimates are available in our office.

Yours very truly,

CAWLEY, GILLESPIE & ASSOCIATES, INC.
TEXAS REGISTERED ENGINEERING FIRM F-693

W. Todd Brooker, P. E.
President

Table I—TP

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Total Proved Reserves

As of December 31, 2017

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2018	138,859.5	479,121.8	36,088.3	874.795	2,710.137	275.954	47.465	2.724	18.881
12-2019	158,737.6	597,531.1	46,747.8	1,167.158	3,571.355	399.653	47.588	2.731	18.929
12-2020	152,046.5	648,611.8	47,747.4	1,008.558	3,754.060	399.893	47.663	2.739	18.881
12-2021	134,379.3	618,403.7	46,076.4	772.158	3,398.424	354.638	47.755	2.745	18.625
12-2022	122,416.4	589,156.9	44,531.7	668.353	3,152.937	321.730	47.819	2.754	18.516
12-2023	94,077.3	491,979.4	37,100.4	520.868	2,633.067	269.657	47.850	2.754	18.517
12-2024	71,765.5	390,884.8	29,385.8	411.526	2,093.193	215.406	47.863	2.747	18.512
12-2025	59,616.8	330,052.2	24,754.7	347.821	1,768.824	182.346	47.876	2.742	18.500
12-2026	51,417.0	287,386.5	21,520.4	303.566	1,541.512	159.118	47.888	2.739	18.489
12-2027	45,359.7	255,246.9	19,088.6	270.095	1,370.095	141.516	47.899	2.737	18.479
12-2028	40,601.0	229,593.5	17,157.9	243.453	1,233.182	127.496	47.911	2.734	18.467
12-2029	36,710.7	208,272.6	15,565.8	221.417	1,117.269	115.795	47.926	2.732	18.451
12-2030	33,467.1	190,309.0	14,214.9	202.877	1,019.745	105.759	47.937	2.729	18.431
12-2031	30,595.5	174,481.8	13,022.6	186.308	933.953	96.872	47.950	2.727	18.409
12-2032	27,982.9	159,814.2	11,909.7	170.918	854.697	88.699	47.968	2.725	18.380
12-2033	25,636.6	146,663.1	10,903.0	156.303	782.476	81.075	47.989	2.722	18.345
12-2034	23,510.4	134,833.0	10,017.9	143.444	717.952	74.413	48.011	2.720	18.319
12-2035	21,555.6	123,955.2	9,196.9	131.789	658.571	68.199	48.028	2.718	18.291
12-2036	19,714.6	113,556.8	8,396.5	120.549	600.780	61.980	48.046	2.715	18.239
S Tot	1,288,450.1	6,169,854.0	463,426.4	7,921.954	33,912.234	3,540.201	47.761	2.738	18.609
After	136,530.3	880,322.4	61,493.6	801.861	4,489.612	439.756	48.143	2.721	18.134
Total	1,424,980.5	7,050,176.5	524,920.1	8,723.815	38,401.848	3,979.957	47.796	2.736	18.557
Cum	334,849.2	1,001,648.5	0.0
Ult	1,759,830.0	8,051,824.5	524,920.0

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2018	41,521.754	7,383.312	5,210.252	0.000	0.000	54,115.293	2,515.471	1,178.010	0.000
12-2019	55,542.707	9,753.934	7,564.833	0.000	0.000	72,861.680	3,281.187	1,551.938	0.000
12-2020	48,071.051	10,281.258	7,550.381	0.000	0.000	65,902.711	2,867.763	1,244.350	0.000
12-2021	36,874.523	9,327.765	6,604.994	0.000	0.000	52,807.324	2,251.886	823.321	0.000
12-2022	31,959.752	8,683.459	5,957.153	0.000	0.000	46,600.309	2,009.586	597.585	0.000
12-2023	24,923.293	7,251.633	4,993.230	0.000	0.000	37,168.109	1,716.821	468.385	0.000
12-2024	19,696.656	5,749.448	3,987.496	0.000	0.000	29,433.516	1,518.982	388.385	0.000
12-2025	16,652.182	4,850.569	3,373.426	0.000	0.000	24,876.234	1,405.279	332.840	0.000
12-2026	14,537.052	4,222.188	2,941.973	0.000	0.000	21,701.236	1,331.519	291.777	0.000
12-2027	12,937.265	3,749.490	2,615.096	0.000	0.000	19,301.852	1,229.732	259.788	0.000
12-2028	11,664.166	3,372.136	2,354.507	0.000	0.000	17,390.799	1,106.809	233.354	0.000
12-2029	10,611.647	3,052.052	2,136.519	0.000	0.000	15,800.200	1,005.138	210.272	0.000
12-2030	9,725.294	2,783.385	1,949.237	0.000	0.000	14,457.951	919.643	190.797	0.000
12-2031	8,933.514	2,547.268	1,783.299	0.000	0.000	13,264.066	843.896	173.026	0.000
12-2032	8,198.574	2,328.948	1,630.272	0.000	0.000	12,157.795	774.139	155.736	0.000
12-2033	7,500.835	2,130.270	1,487.344	0.000	0.000	11,118.450	709.263	138.751	0.000
12-2034	6,886.811	1,952.964	1,363.187	0.000	0.000	10,202.954	651.607	124.395	0.000
12-2035	6,329.505	1,790.069	1,247.434	0.000	0.000	9,367.004	598.959	111.654	0.000
12-2036	5,791.837	1,631.188	1,130.436	0.000	0.000	8,553.475	548.334	98.656	0.000
S Tot	378,358.406	92,841.344	65,881.078	0.000	0.000	537,080.938	27,286.012	8,573.020	0.000
After	38,603.719	12,214.565	7,974.347	0.000	0.000	58,792.629	3,872.176	493.252	0.000
Total	416,962.125	105,055.914	73,855.422	0.000	0.000	595,873.625	31,158.188	9,066.272	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$

12-2018	0.000	3017	0.0	0.000	0.000	0.000	0.000	50,421.883	50,421.883	47,946.691
12-2019	0.000	3746	0.0	0.000	0.000	0.000	0.000	68,028.492	118,450.383	106,855.406
12-2020	0.000	4193	0.0	0.000	0.000	0.000	0.000	61,790.469	180,240.844	155,663.344
12-2021	0.000	4527	0.0	0.000	0.000	0.000	0.000	49,732.039	229,972.891	191,352.047
12-2022	0.000	4781	0.0	0.000	0.000	0.000	0.000	43,993.086	273,965.969	220,029.531
12-2023	0.000	4734	0.0	0.000	0.000	0.000	0.000	34,982.977	308,948.969	240,796.703
12-2024	0.000	4686	0.0	0.000	0.000	0.000	0.000	27,526.195	336,475.156	255,639.906
12-2025	0.000	4642	0.0	0.000	0.000	0.000	0.000	23,138.078	359,613.250	266,978.875
12-2026	0.000	4595	0.0	0.000	0.000	0.000	0.000	20,077.963	379,691.188	275,922.094
12-2027	0.000	4554	0.0	0.000	0.000	0.000	0.000	17,812.332	397,503.531	283,133.625
12-2028	0.000	4501	0.0	0.000	0.000	0.000	0.000	16,050.689	413,554.219	289,040.719
12-2029	0.000	4439	0.0	0.000	0.000	0.000	0.000	14,584.779	428,138.969	293,920.031
12-2030	0.000	4377	0.0	0.000	0.000	0.000	0.000	13,347.501	441,486.469	297,979.312
12-2031	0.000	4300	0.0	0.000	0.000	0.000	0.000	12,247.152	453,733.625	301,365.312
12-2032	0.000	4193	0.0	0.000	0.000	0.000	0.000	11,227.918	464,961.531	304,187.438
12-2033	0.000	4054	0.0	0.000	0.000	0.000	0.000	10,270.425	475,231.969	306,534.156
12-2034	0.000	3937	0.0	0.000	0.000	0.000	0.000	9,426.939	484,658.906	308,492.312
12-2035	0.000	3821	0.0	0.000	0.000	0.000	0.000	8,656.393	493,315.281	310,126.938
12-2036	0.000	3695	0.0	0.000	0.000	0.000	0.000	7,906.482	501,221.781	311,484.375
S Tot	0.000			0.000	0.000	0.000	0.000	501,221.781	501,221.781	311,484.375
After	0.000			0.000	0.000	0.000	0.000	54,427.188	555,649.062	317,132.844
Total	0.000			0.000	0.000	0.000	0.000	555,648.938	555,649.062	317,132.844

SEC Pricing (Dec 31, 2017)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2018	51.34	2.99
Thereafter	0.0%	0.0%
Cap	51.34	2.99

Percent	Cum. Disc.
8.00	345,811.688
10.00	317,131.812
12.00	293,236.875
14.00	273,001.812
16.00	255,629.125
18.00	240,534.688

12	Months in first year	50.000 Year Life (01/2068)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	02/16/2018	08:34:53 Summary
Cawley, Gillespie & Associates, Inc.

Table I—PDP

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Proved Developed Producing Reserves

As of December 31, 2017

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2018	64,554.6	257,449.3	17,215.8	314.343	1,339.256	104.621	47.290	2.702	18.181
12-2019	42,333.7	186,935.2	12,408.2	202.554	946.502	73.306	47.360	2.707	18.196
12-2020	33,585.7	158,189.6	9,943.1	166.376	861.598	58.094	47.497	2.738	18.197
12-2021	27,342.3	129,830.9	8,364.9	131.218	676.148	48.570	47.470	2.726	18.191
12-2022	23,298.0	111,037.8	7,243.7	110.376	565.896	41.851	47.477	2.720	18.181
12-2023	20,356.0	97,372.2	6,401.9	95.563	490.326	36.840	47.482	2.716	18.173
12-2024	18,085.6	86,718.4	5,731.3	84.204	430.729	32.781	47.494	2.712	18.154
12-2025	16,262.1	78,110.8	5,182.0	75.401	386.188	29.566	47.505	2.709	18.137
12-2026	14,739.5	70,887.1	4,720.2	68.348	349.967	26.964	47.518	2.707	18.131
12-2027	13,440.3	64,762.7	4,323.7	62.236	319.443	24.687	47.529	2.707	18.130
12-2028	12,278.3	59,195.2	3,964.7	56.892	292.352	22.691	47.542	2.706	18.129
12-2029	11,217.9	53,949.5	3,630.2	52.005	264.865	20.719	47.561	2.701	18.102
12-2030	10,279.0	49,319.4	3,322.5	47.670	241.314	18.868	47.571	2.697	18.062
12-2031	9,344.3	44,854.3	3,018.8	43.358	218.658	17.001	47.593	2.693	17.991
12-2032	8,451.6	40,657.6	2,731.9	39.175	197.839	15.379	47.615	2.690	17.953
12-2033	7,647.2	36,995.4	2,477.1	35.417	180.496	13.990	47.638	2.690	17.954
12-2034	6,875.7	33,551.5	2,245.8	31.944	163.919	12.677	47.676	2.689	17.940
12-2035	6,169.2	30,405.5	2,026.3	28.798	148.816	11.426	47.703	2.689	17.932
12-2036	5,533.5	27,498.2	1,820.8	26.039	134.427	10.193	47.730	2.687	17.880
S Tot	351,794.7	1,617,721.0	106,772.8	1,671.915	8,208.737	620.225	47.464	2.710	18.138
After	33,685.0	189,317.5	11,814.0	168.412	930.230	67.215	47.979	2.685	17.810
Total	385,479.7	1,807,038.5	118,586.9	1,840.327	9,138.967	687.440	47.511	2.707	18.106
Cum	334,849.2	1,001,648.5	0.0
Ult	720,328.9	2,808,687.0	118,586.9

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2018	14,865.296	3,618.649	1,902.139	0.000	0.000	20,386.076	965.215	388.429	0.000
12-2019	9,592.886	2,562.398	1,333.856	0.000	0.000	13,489.145	628.972	242.976	0.000
12-2020	7,902.321	2,358.831	1,057.171	0.000	0.000	11,318.324	492.626	181.264	0.000
12-2021	6,228.877	1,843.049	883.516	0.000	0.000	8,955.455	450.210	144.991	0.000
12-2022	5,240.312	1,539.030	760.884	0.000	0.000	7,540.222	468.092	119.818	0.000
12-2023	4,537.538	1,331.841	669.497	0.000	0.000	6,538.880	408.892	102.174	0.000
12-2024	3,999.177	1,168.082	595.097	0.000	0.000	5,762.370	371.157	88.237	0.000
12-2025	3,581.899	1,046.314	536.231	0.000	0.000	5,164.440	333.499	77.653	0.000
12-2026	3,247.742	947.478	488.880	0.000	0.000	4,684.101	302.967	69.396	0.000
12-2027	2,958.033	864.650	447.575	0.000	0.000	4,270.261	276.527	62.490	0.000
12-2028	2,704.732	790.991	411.374	0.000	0.000	3,907.099	253.338	56.440	0.000
12-2029	2,473.412	715.274	375.044	0.000	0.000	3,563.731	231.604	50.201	0.000
12-2030	2,267.668	650.923	340.794	0.000	0.000	3,259.382	212.308	44.971	0.000
12-2031	2,063.543	588.822	305.865	0.000	0.000	2,958.234	193.207	39.485	0.000
12-2032	1,865.343	532.132	276.092	0.000	0.000	2,673.573	174.917	34.774	0.000
12-2033	1,687.176	485.457	251.182	0.000	0.000	2,423.813	158.655	30.949	0.000
12-2034	1,522.945	440.716	227.422	0.000	0.000	2,191.083	143.448	27.198	0.000
12-2035	1,373.753	400.127	204.892	0.000	0.000	1,978.768	129.626	23.959	0.000
12-2036	1,242.812	361.209	182.261	0.000	0.000	1,786.283	117.076	20.971	0.000
S Tot	79,355.461	22,245.973	11,249.770	0.000	0.000	112,851.242	6,312.335	1,806.376	0.000
After	8,080.282	2,497.260	1,197.117	0.000	0.000	11,774.661	772.654	107.204	0.000
Total	87,435.742	24,743.232	12,446.887	0.000	0.000	124,625.906	7,084.989	1,913.581	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$

12-2018	0.000	2194	0.0	0.000	0.000	0.000	0.000	19,032.455	19,032.455	18,232.916
12-2019	0.000	2182	0.0	0.000	0.000	0.000	0.000	12,617.201	31,649.656	29,199.500
12-2020	0.000	2164	0.0	0.000	0.000	0.000	0.000	10,644.433	42,294.090	37,610.977
12-2021	0.000	2129	0.0	0.000	0.000	0.000	0.000	8,360.238	50,654.328	43,612.062
12-2022	0.000	2081	0.0	0.000	0.000	0.000	0.000	6,952.327	57,606.656	48,146.840
12-2023	0.000	2034	0.0	0.000	0.000	0.000	0.000	6,027.812	63,634.469	51,720.508
12-2024	0.000	1986	0.0	0.000	0.000	0.000	0.000	5,302.979	68,937.445	54,578.324
12-2025	0.000	1942	0.0	0.000	0.000	0.000	0.000	4,753.291	73,690.734	56,906.742
12-2026	0.000	1895	0.0	0.000	0.000	0.000	0.000	4,311.742	78,002.477	58,826.715
12-2027	0.000	1854	0.0	0.000	0.000	0.000	0.000	3,931.240	81,933.719	60,418.105
12-2028	0.000	1802	0.0	0.000	0.000	0.000	0.000	3,597.324	85,531.039	61,741.887
12-2029	0.000	1744	0.0	0.000	0.000	0.000	0.000	3,281.924	88,812.961	62,839.859
12-2030	0.000	1689	0.0	0.000	0.000	0.000	0.000	3,002.098	91,815.055	63,752.938
12-2031	0.000	1615	0.0	0.000	0.000	0.000	0.000	2,725.540	94,540.594	64,506.539
12-2032	0.000	1529	0.0	0.000	0.000	0.000	0.000	2,463.879	97,004.469	65,125.875
12-2033	0.000	1440	0.0	0.000	0.000	0.000	0.000	2,234.206	99,238.680	65,636.414
12-2034	0.000	1358	0.0	0.000	0.000	0.000	0.000	2,020.437	101,259.117	66,056.164
12-2035	0.000	1271	0.0	0.000	0.000	0.000	0.000	1,825.186	103,084.305	66,400.859
12-2036	0.000	1182	0.0	0.000	0.000	0.000	0.000	1,648.234	104,732.539	66,683.828
S Tot	0.000			0.000	0.000	0.000	0.000	104,732.539	104,732.539	66,683.828
After	0.000			0.000	0.000	0.000	0.000	10,894.804	115,627.359	67,818.297
Total	0.000			0.000	0.000	0.000	0.000	115,627.344	115,627.359	67,818.297

SEC Pricing (Dec 31, 2017)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2018	51.34	2.99
Thereafter	0.0%	0.0%
Cap	51.34	2.99

Percent	Cum. Disc.
8.00	73,483.711
10.00	67,818.328
12.00	63,127.492
14.00	59,179.070
16.00	55,808.320
18.00	52,894.848

12	Months in first year	50.000 Year Life (01/2068)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	08:11:00 Summary
Cawley, Gillespie & Associates, Inc.

Table I - PDNP

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Proved Developed Non-Producing Reserves

As of December 31, 2017

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2018	50,902.3	133,028.1	11,922.9	265.394	719.685	92.181	46.598	2.788	19.968
12-2019	35,522.9	138,520.3	12,753.3	163.111	652.150	83.486	46.854	2.796	19.810
12-2020	18,776.1	89,773.4	8,247.5	88.487	412.264	52.808	46.955	2.785	19.759
12-2021	12,944.7	66,147.6	6,060.0	61.026	296.695	38.001	47.043	2.773	19.661
12-2022	9,900.0	52,309.8	4,780.8	46.779	231.004	29.587	47.106	2.762	19.576
12-2023	8,021.7	43,202.6	3,940.2	38.017	188.629	24.160	47.156	2.753	19.500
12-2024	6,746.2	36,759.5	3,346.3	32.077	159.081	20.378	47.197	2.746	19.433
12-2025	5,823.0	31,966.8	2,905.2	27.782	137.348	17.596	47.232	2.739	19.372
12-2026	5,123.9	28,266.4	2,565.1	24.530	120.722	15.468	47.261	2.732	19.317
12-2027	4,576.1	25,325.6	2,295.1	21.982	107.611	13.791	47.287	2.727	19.267
12-2028	4,135.1	22,931.4	2,075.6	19.929	97.006	12.434	47.310	2.721	19.221
12-2029	3,771.4	20,936.3	1,892.9	18.226	88.200	11.307	47.330	2.717	19.181
12-2030	3,463.7	19,225.0	1,736.4	16.761	80.688	10.344	47.345	2.713	19.148
12-2031	3,195.5	17,696.8	1,596.8	15.468	74.116	9.501	47.358	2.710	19.120
12-2032	2,918.0	15,991.6	1,438.4	14.062	66.829	8.563	47.396	2.702	19.044
12-2033	2,664.8	14,314.0	1,282.0	12.391	57.328	7.338	47.491	2.677	18.829
12-2034	2,463.0	13,022.9	1,163.3	11.425	52.027	6.657	47.507	2.670	18.761
12-2035	2,277.5	11,881.4	1,058.9	10.535	47.146	6.030	47.522	2.661	18.686
12-2036	2,069.6	10,457.4	925.5	9.393	39.436	5.035	47.601	2.625	18.359
S Tot	185,295.7	791,757.0	71,986.2	897.375	3,627.967	464.666	46.952	2.762	19.592
After	13,830.2	70,727.4	6,071.9	66.433	261.556	32.888	47.821	2.573	17.818
Total	199,125.9	862,484.4	78,058.1	963.808	3,889.523	497.554	47.012	2.749	19.475
Cum	0.0	0.0	0.0
Ult	199,125.9	862,484.5	78,058.1

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2018	12,366.906	2,006.692	1,840.664	0.000	0.000	16,214.256	848.168	509.652	0.000
12-2019	7,642.375	1,823.145	1,653.881	0.000	0.000	11,119.408	550.159	309.652	0.000
12-2020	4,154.905	1,148.225	1,043.437	0.000	0.000	6,346.567	316.483	171.729	0.000
12-2021	2,870.833	822.626	747.140	0.000	0.000	4,440.599	221.524	115.948	0.000
12-2022	2,203.596	638.109	579.182	0.000	0.000	3,420.888	186.092	86.805	0.000
12-2023	1,792.766	519.380	471.134	0.000	0.000	2,783.283	167.708	68.936	0.000
12-2024	1,513.968	436.779	395.995	0.000	0.000	2,346.744	141.763	56.913	0.000
12-2025	1,312.210	376.150	340.869	0.000	0.000	2,029.228	122.847	48.307	0.000
12-2026	1,159.346	329.857	298.799	0.000	0.000	1,788.001	108.446	41.864	0.000
12-2027	1,039.465	293.418	265.701	0.000	0.000	1,598.583	97.117	36.872	0.000
12-2028	942.854	263.998	239.003	0.000	0.000	1,445.855	87.965	32.900	0.000
12-2029	862.611	239.633	216.889	0.000	0.000	1,319.134	80.358	29.654	0.000
12-2030	793.556	218.923	198.068	0.000	0.000	1,210.548	73.834	26.927	0.000
12-2031	732.519	200.866	181.661	0.000	0.000	1,115.046	68.086	24.585	0.000
12-2032	666.498	180.543	163.082	0.000	0.000	1,010.124	61.958	21.619	0.000
12-2033	588.454	153.492	138.168	0.000	0.000	880.114	54.650	17.324	0.000
12-2034	542.774	138.895	124.888	0.000	0.000	806.557	50.225	15.551	0.000
12-2035	500.634	125.470	112.678	0.000	0.000	738.782	46.143	13.930	0.000
12-2036	447.111	103.503	92.442	0.000	0.000	643.056	40.712	10.887	0.000
S Tot	42,133.383	10,019.703	9,103.681	0.000	0.000	61,256.777	3,324.235	1,640.055	0.000
After	3,176.881	672.960	585.988	0.000	0.000	4,435.828	286.188	54.231	0.000
Total	45,310.266	10,692.663	9,689.669	0.000	0.000	65,692.602	3,610.423	1,694.286	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2018	0.000	496	0.0	0.000	0.000	0.000	0.000	14,856.433	14,856.433	14,107.748
12-2019	0.000	497	0.0	0.000	0.000	0.000	0.000	10,259.592	25,116.023	23,053.297
12-2020	0.000	497	0.0	0.000	0.000	0.000	0.000	5,858.355	30,974.381	27,686.777
12-2021	0.000	497	0.0	0.000	0.000	0.000	0.000	4,103.128	35,077.508	30,634.008
12-2022	0.000	497	0.0	0.000	0.000	0.000	0.000	3,147.989	38,225.496	32,688.637
12-2023	0.000	497	0.0	0.000	0.000	0.000	0.000	2,546.639	40,772.137	34,199.078
12-2024	0.000	497	0.0	0.000	0.000	0.000	0.000	2,148.066	42,920.203	35,357.035
12-2025	0.000	497	0.0	0.000	0.000	0.000	0.000	1,858.073	44,778.277	36,267.457
12-2026	0.000	497	0.0	0.000	0.000	0.000	0.000	1,637.691	46,415.969	36,996.852
12-2027	0.000	497	0.0	0.000	0.000	0.000	0.000	1,464.595	47,880.562	37,589.793
12-2028	0.000	497	0.0	0.000	0.000	0.000	0.000	1,324.988	49,205.551	38,077.406
12-2029	0.000	497	0.0	0.000	0.000	0.000	0.000	1,209.121	50,414.672	38,481.906
12-2030	0.000	497	0.0	0.000	0.000	0.000	0.000	1,109.786	51,524.457	38,819.410
12-2031	0.000	497	0.0	0.000	0.000	0.000	0.000	1,022.376	52,546.832	39,102.062
12-2032	0.000	487	0.0	0.000	0.000	0.000	0.000	926.546	53,473.375	39,335.043
12-2033	0.000	453	0.0	0.000	0.000	0.000	0.000	808.141	54,281.516	39,519.703
12-2034	0.000	437	0.0	0.000	0.000	0.000	0.000	740.781	55,022.297	39,673.562
12-2035	0.000	433	0.0	0.000	0.000	0.000	0.000	678.709	55,701.004	39,801.758
12-2036	0.000	417	0.0	0.000	0.000	0.000	0.000	591.458	56,292.465	39,903.363
S Tot	0.000			0.000	0.000	0.000	0.000	56,292.465	56,292.465	39,903.363
After	0.000			0.000	0.000	0.000	0.000	4,095.409	60,387.871	40,321.434
Total	0.000			0.000	0.000	0.000	0.000	60,387.871	60,387.871	40,321.434

SEC Pricing (Dec 31, 2017)
Year	WTI Cushing Oil $/STB	Henry Hub Gas $/MMBTU
2018	51.34	2.99
Thereafter	0.0%	0.0%
Cap	51.34	2.99

Precent	Cum. Dise.
8.00	42,822.453
10.00	40,321.445
12.00	38,206.094
14.00	36,387.883
16.00	34,803.566
18.00	33,407.031

12	Months in first year	43.500 Year Life (07/2061)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	08:12:33 Summary
Cawley, Gillespie & Associates, Inc.

Table I - PUD

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Proved Undeveloped Reserves

As of December 31, 2017

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2018	23,402.6	88,644.3	6,949.5	295.057	651.188	79.153	48.430	2.700	18.540
12-2019	80,881.0	272,074.5	21,586.3	801.494	1,972.704	242.861	47.795	2.721	18.847
12-2020	99,684.7	400,647.3	29,557.0	753.696	2,480.194	288.993	47.783	2.731	18.858
12-2021	94,092.3	422,424.5	31,651.6	579.913	2,425.584	268.069	47.895	2.747	18.556
12-2022	89,218.5	425,809.1	32,507.2	511.197	2,356.041	250.294	47.958	2.762	18.447
12-2023	65,699.5	351,404.5	26,758.2	387.288	1,954.113	208.656	48.008	2.764	18.464
12-2024	46,933.7	267,407.1	20,308.2	295.244	1,503.381	162.248	48.040	2.757	18.468
12-2025	37,531.6	219,974.6	16,667.5	244.640	1,245.289	135.184	48.063	2.753	18.466
12-2026	31,553.6	188,232.7	14,235.2	210.687	1,070.827	116.687	48.081	2.750	18.462
12-2027	27,343.3	165,158.8	12,469.9	185.877	943.041	103.039	48.095	2.748	18.457
12-2028	24,187.6	147,466.5	11,117.6	166.632	843.832	92.371	48.110	2.746	18.449
12-2029	21,721.4	133,386.4	10,042.6	151.187	764.207	83.769	48.123	2.744	18.439
12-2030	19,724.4	121,764.7	9,156.0	138.447	697.742	76.546	48.134	2.742	18.425
12-2031	18,055.7	111,930.6	8,407.0	127.482	641.181	70.370	48.143	2.741	18.414
12-2032	16,613.2	103,165.0	7,739.4	117.680	590.029	64.757	48.154	2.739	18.393
12-2033	15,324.6	95,353.6	7,144.0	108.495	544.651	59.747	48.161	2.738	18.377
12-2034	14,171.7	88,258.4	6,608.8	100.075	502.006	55.079	48.175	2.736	18.353
12-2035	13,108.9	81,668.2	6,111.7	92.456	462.609	50.743	48.187	2.733	18.325
12-2036	12,111.6	75,601.3	5,650.2	85.117	426.917	46.751	48.191	2.732	18.304
S Tot	751,359.8	3,760,372.2	284,667.9	5,352.665	22,075.533	2,455.316	47.989	2.744	18.542
After	89,015.1	620,277.3	43,607.7	567.016	3,297.826	339.653	48.229	2.743	18.228
Total	840,374.9	4,380,649.5	328,275.7	5,919.681	25,373.359	2,794.969	48.012	2.744	18.504
Cum	0.0	0.0	0.0
Ult	840,374.8	4,380,651.0	328,275.7

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2018	14,289.588	1,757.977	1,467.464	0.000	0.000	17,515.025	702.084	279.929	0.000
12-2019	38,307.496	5,368.371	4,577.107	0.000	0.000	48,253.000	2,102.056	999.310	0.000
12-2020	36,013.801	6,774.188	5,449.779	0.000	0.000	48,237.719	2,058.658	891.356	0.000
12-2021	27,774.820	6,662.101	4,974.346	0.000	0.000	39,411.285	1,580.149	562.382	0.000
12-2022	24,515.811	6,506.310	4,617.094	0.000	0.000	35,639.191	1,355.403	390.963	0.000
12-2023	18,593.021	5,400.400	3,852.602	0.000	0.000	27,845.996	1,140.220	297.275	0.000
12-2024	14,183.493	4,144.580	2,996.410	0.000	0.000	21,324.449	1,006.063	243.235	0.000
12-2025	11,758.084	3,428.107	2,496.329	0.000	0.000	17,682.561	948.933	206.880	0.000
12-2026	10,129.993	2,944.855	2,154.295	0.000	0.000	15,229.134	920.106	180.517	0.000
12-2027	8,939.781	2,591.416	1,901.822	0.000	0.000	13,433.019	856.088	160.426	0.000
12-2028	8,016.582	2,317.149	1,704.134	0.000	0.000	12,037.870	765.505	144.014	0.000
12-2029	7,275.610	2,097.142	1,544.587	0.000	0.000	10,917.339	693.174	130.418	0.000
12-2030	6,664.090	1,913.536	1,410.377	0.000	0.000	9,988.020	633.503	118.899	0.000
12-2031	6,137.437	1,757.581	1,295.777	0.000	0.000	9,190.790	582.602	108.956	0.000
12-2032	5,666.726	1,616.270	1,191.099	0.000	0.000	8,474.105	537.265	99.343	0.000
12-2033	5,225.211	1,491.319	1,097.998	0.000	0.000	7,814.537	495.959	90.479	0.000
12-2034	4,821.096	1,373.356	1,010.875	0.000	0.000	7,205.316	457.934	81.645	0.000
12-2035	4,455.126	1,264.474	929.865	0.000	0.000	6,649.453	423.192	73.765	0.000
12-2036	4,101.910	1,166.476	855.736	0.000	0.000	6,124.122	390.547	66.798	0.000
S Tot	256,869.641	60,575.609	45,527.695	0.000	0.000	362,972.938	17,649.443	5,126.589	0.000
After	27,346.547	9,044.345	6,191.247	0.000	0.000	42,582.137	2,813.335	331.816	0.000
Total	284,216.188	69,619.953	51,718.945	0.000	0.000	405,555.062	20,462.779	5,458.405	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross Net		Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2018	0.000	327	0.0	0.000	0.000	0.000	0.000	16,533.008	16,533.008	15,605.972
12-2019	0.000	1067	0.0	0.000	0.000	0.000	0.000	45,151.676	61,684.684	54,602.406
12-2020	0.000	1532	0.0	0.000	0.000	0.000	0.000	45,287.754	106,972.430	90,365.328
12-2021	0.000	1901	0.0	0.000	0.000	0.000	0.000	37,268.680	144,241.125	117,105.672
12-2022	0.000	2203	0.0	0.000	0.000	0.000	0.000	33,892.816	178,133.938	139,193.766
12-2023	0.000	2203	0.0	0.000	0.000	0.000	0.000	26,408.561	204,542.500	154,876.797
12-2024	0.000	2203	0.0	0.000	0.000	0.000	0.000	20,075.156	224,617.641	165,704.219
12-2025	0.000	2203	0.0	0.000	0.000	0.000	0.000	16,526.715	241,144.375	173,804.312
12-2026	0.000	2203	0.0	0.000	0.000	0.000	0.000	14,128.522	255,272.891	180,098.156
12-2027	0.000	2203	0.0	0.000	0.000	0.000	0.000	12,416.494	267,689.406	185,125.375
12-2028	0.000	2202	0.0	0.000	0.000	0.000	0.000	11,128.356	278,817.750	189,221.078
12-2029	0.000	2198	0.0	0.000	0.000	0.000	0.000	10,093.737	288,911.500	192,597.953
12-2030	0.000	2191	0.0	0.000	0.000	0.000	0.000	9,235.617	298,147.094	195,406.672
12-2031	0.000	2188	0.0	0.000	0.000	0.000	0.000	8,499.242	306,646.344	197,756.422
12-2032	0.000	2177	0.0	0.000	0.000	0.000	0.000	7,837.505	314,483.844	199,726.203
12-2033	0.000	2161	0.0	0.000	0.000	0.000	0.000	7,228.101	321,711.938	201,377.734
12-2034	0.000	2142	0.0	0.000	0.000	0.000	0.000	6,665.748	328,377.688	202,762.281
12-2035	0.000	2117	0.0	0.000	0.000	0.000	0.000	6,152.507	334,530.219	203,924.031
12-2036	0.000	2096	0.0	0.000	0.000	0.000	0.000	5,666.776	340,197.000	204,896.891
S Tot	0.000			0.000	0.000	0.000	0.000	340,197.000	340,197.000	204,896.891
After	0.000			0.000	0.000	0.000	0.000	39,436.969	379,633.938	208,992.797
Total	0.000			0.000	0.000	0.000	0.000	379,633.938	379,633.938	208,992.797

SEC Pricing (Dec 31, 2017)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2018	51.34	2.99
Thereafter	0.0%	0.0%
Cap	51.34	2.99

Percent	Cum. Disc.
8.00	229,505.625
10.00	208,992.766
12.00	191,903.344
14.00	177,435,172
16.00	165,017.109
18.00	154,232,797

12 Months in first year        47.000 Year Life (01/2065)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	07/12/2018	08:18:56 Summary
Cawley, Gillespie & Associates, Inc.

Table I - PROB

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Probable Reserves

As of December 31, 2017

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
End	Gross Oil Production	Gross Gas Production	Gross NGL Production	Net Oil Production	Net Gas Sales	Net NGL Production	Avg Oil Price	Avg Gas Price	Avg NGL Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2018	0.0	1,683.2	0.0	0.000	4.158	0.000	51.340	2.080	0.000
12-2019	2,041.1	9,246.8	356.0	35.927	64.932	8.461	48.488	2.370	17.994
12-2020	22,030.5	69,291.7	6,240.9	266.569	580.754	81.933	47.193	2.758	19.904
12-2021	37,161.6	169,200.4	12,311.5	434.790	1,164.472	156.976	47.191	2.732	19.913
12-2022	43,497.2	206,337.1	14,625.7	560.652	1,524.371	203.675	47.302	2.734	19.821
12-2023	58,715.4	249,482.7	20,383.2	672.679	1,950.845	258.787	47.406	2.763	19.682
12-2024	69,669.3	290,813.1	25,002.3	739.998	2,259.572	294.060	47.505	2.771	19.494
12-2025	76,200.3	321,846.2	28,106.7	785.737	2,621.594	338.451	47.499	2.783	19.457
12-2026	76,738.0	334,236.0	29,176.0	755.683	2,564.872	330.705	47.794	2.771	19.275
12-2027	72,885.0	323,208.4	28,129.4	698.228	2,372.940	300.389	48.018	2.764	19.048
12-2028	66,390.0	313,139.9	27,186.8	615.981	2,307.758	287.250	48.097	2.774	18.936
12-2029	58,971.3	293,530.7	25,315.7	524.075	2,105.254	258.884	48.156	2.782	18.926
12-2030	55,084.8	277,121.7	23,364.1	483.871	2,049.546	244.829	48.212	2.802	18.926
12-2031	54,016.0	270,880.9	22,609.1	461.951	1,956.276	226.024	48.242	2.815	18.898
12-2032	51,967.5	267,571.9	21,758.6	440.886	1,875.846	209.358	48.292	2.825	18.885
12-2033	47,780.7	256,451.3	20,514.5	405.210	1,782.965	197.961	48.330	2.828	18.879
12-2034	44,274.9	247,632.1	19,445.5	385.985	1,734.791	191.374	48.380	2.831	18.857
12-2035	43,312.7	240,983.1	18,915.6	364.501	1,695.297	185.073	48.409	2.840	18.846
12-2036	41,566.2	230,489.0	18,065.5	355.328	1,628.027	177.443	48.466	2.840	18.825
S Tot	922,302.5	4,373,146.0	361,507.3	8,988.051	32,244.270	3,951.633	47.870	2.789	19.188
After	359,962.1	2,236,538.5	175,404.5	2,893.955	15,414.347	1,702.272	48.573	2.826	18.698
Total	1,282,264.6	6,609,684.5	536,911.8	11,882.006	47,658.617	5,653.905	48.042	2.801	19.041
Cum	0.0	0.0	0.0
Ult	1,282,264.8	6,609,686.0	536,912.0

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
End	Oil Revenue	Gas Revenue	NGL Revenue	Hedge Revenue	Other Revenue	Total Revenue	Production Taxes	Ad Valorem Taxes	$/ BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2018	0.000	8.649	0.000	0.000	0.000	8.649	0.000	0.000	0.000
12-2019	1,742.046	153.893	152.240	0.000	0.000	2,048.179	100.787	38.762	0.000
12-2020	12,580.102	1,601.918	1,630.777	0.000	0.000	15,812.787	780.207	508.600	0.000
12-2021	20,518.316	3,180.881	3,125.787	0.000	0.000	26,824.984	1,350.393	844.646	0.000
12-2022	26,520.059	4,167.716	4,037.139	0.000	0.000	34,724.934	1,737.851	1,076.392	0.000
12-2023	31,888.752	5,390.229	5,093.427	0.000	0.000	42,372.348	2,035.606	1,205.759	0.000
12-2024	35,153.805	6,260.587	5,732.290	0.000	0.000	47,146.660	2,211.131	1,221.614	0.000
12-2025	37,321.402	7,296.680	6,585.306	0.000	0.000	51,203.348	2,331.877	1,291.167	0.000
12-2026	36,116.785	7,107.420	6,374.384	0.000	0.000	49,598.598	2,222.332	1,106.266	0.000
12-2027	33,527.180	6,559.043	5,721.909	0.000	0.000	45,808.145	2,000.111	880.123	0.000
12-2028	29,627.059	6,402.285	5,439.474	0.000	0.000	41,468.781	1,800.078	744.505	0.000
12-2029	25,237.301	5,857.834	4,899.705	0.000	0.000	35,994.871	1,565.214	608.150	0.000
12-2030	23,328.389	5,743.070	4,633.695	0.000	0.000	33,705.113	1,441.785	531.909	0.000
12-2031	22,285.398	5,506.746	4,271.343	0.000	0.000	32,063.508	1,423.397	520.760	0.000
12-2032	21,291.295	5,299.285	3,953.796	0.000	0.000	30,544.396	1,358.747	472.620	0.000
12-2033	19,583.893	5,042.587	3,737.283	0.000	0.000	28,363.814	1,266.404	416.477	0.000
12-2034	18,673.797	4,910.754	3,608.712	0.000	0.000	27,193.324	1,219.771	369.945	0.000
12-2035	17,645.150	4,814.545	3,487.946	0.000	0.000	25,947.648	1,164.225	337.336	0.000
12-2036	17,221.383	4,623.864	3,340.393	0.000	0.000	25,185.676	1,115.325	290.074	0.000
S Tot	430,262.125	89,927.984	75,825.609	0.000	0.000	596,015.750	27,125.238	12,465.104	0.000
After	140,567.359	43,566.078	31,828.436	0.000	0.000	215,961.875	12,338.288	1,827.407	0.000
Total	570,829.438	133,494.062	107,654.047	0.000	0.000	811,977.625	39,463.527	14,292.511	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross	Net	Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2018	0.000	1	0.0	0.000	0.000	0.000	0.000	8.649	8.649	8.074
12-2019	0.000	36	0.0	0.000	0.000	0.000	0.000	1,908.630	1,917.279	1,646.242
12-2020	0.000	293	0.0	0.000	0.000	0.000	0.000	14,523.984	16,441.264	12,991.273
12-2021	0.000	564	0.0	0.000	0.000	0.000	0.000	24,629.951	41,071.215	30,583.645
12-2022	0.000	843	0.0	0.000	0.000	0.000	0.000	31,910.656	72,981.875	51,342.902
12-2023	0.000	1237	0.0	0.000	0.000	0.000	0.000	39,130.977	112,112.852	74,487.758
12-2024	0.000	1622	0.0	0.000	0.000	0.000	0.000	43,713.949	155,826.797	98,006.680
12-2025	0.000	1998	0.0	0.000	0.000	0.000	0.000	47,580.371	203,407.172	121,282.430
12-2026	0.000	2301	0.0	0.000	0.000	0.000	0.000	46,270.137	249,677.312	141,876.031
12-2027	0.000	2546	0.0	0.000	0.000	0.000	0.000	42,927.859	292,605.188	159,243.125
12-2028	0.000	2723	0.0	0.000	0.000	0.000	0.000	38,924.172	331,529.344	173,576.672
12-2029	0.000	2863	0.0	0.000	0.000	0.000	0.000	33,821.512	365,350.844	184,891.938
12-2030	0.000	2997	0.0	0.000	0.000	0.000	0.000	31,731.475	397,082.344	194,542.828
12-2031	0.000	3133	0.0	0.000	0.000	0.000	0.000	30,119.352	427,201.688	202,870.266
12-2032	0.000	3229	0.0	0.000	0.000	0.000	0.000	28,713.029	455,914.719	210,084.688
12-2033	0.000	3300	0.0	0.000	0.000	0.000	0.000	26,680.949	482,595.688	216,177.188
12-2034	0.000	3358	0.0	0.000	0.000	0.000	0.000	25,603.580	508,199.250	221,494.922
12-2035	0.000	3411	0.0	0.000	0.000	0.000	0.000	24,446.117	532,645.375	226,110.922
12-2036	0.000	3455	0.0	0.000	0.000	0.000	0.000	23,780.262	556,425.688	230,192.297
S Tot	0.000			0.000	0.000	0.000	0.000	556,425.688	556,425.688	230,192.297
After	0.000			0.000	0.000	0.000	0.000	201,796.125	758,221.750	249,443.328
Total	0.000			0.000	0.000	0.000	0.000	758,221.812	758,221.750	249,443.328

SEC Pricing (Dec 31, 2017)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2018	51.34	2.99
Thereafter	0.0%	0.0%
Cap	51.34	2.99

Percent	Cum. Disc.
8.00	299,127.094
10.00	249,443.031
12.00	210,960.000
14.00	180,569.016
16.00	156,164.891
18.00	136,281.250

12 Months in first year         50.000 Year Life (01/2068)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	02/16/2018	08:45:41 Summary
Cawley, Gillespie & Associates, Inc.

Table I - POSS

Composite Reserve Estimates and Economic Forecasts

Brigham Minerals, LLC Interests

Various Properties in CO, WY, OK, MT, ND, TX, NM, and PA

Possible Reserves

As of December 31, 2017

(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	(10)
	Gross Oil	Gross Gas	Gross NGL	Net Oil	Net Gas	Net NGL	Avg Oil	Avg Gas	Avg NGL
End	Production	Production	Production	Production	Sales	Production	Price	Price	Price
Mo-Year	MBBLS	MMCF	MBBLS	MBBLS	MMCF	MBBLS	$/BBL	$/MCF	$/BBL
12-2018	12.4	9.5	1.0	0.963	0.474	0.080	48.510	2.450	17.969
12-2019	2,292.5	6,348.2	684.7	51.204	55.323	9.305	48.494	2.458	18.009
12-2020	11,369.5	28,517.9	3,007.5	191.939	230.160	35.330	47.718	2.662	19.159
12-2021	20,963.6	53,238.8	5,568.2	317.808	469.658	70.779	47.624	2.698	19.385
12-2022	29,670.1	73,813.1	7,630.7	385.012	656.025	96.644	47.582	2.716	19.437
12-2023	38,240.7	103,266.7	9,882.4	492.948	961.928	128.579	47.625	2.745	19.169
12-2024	44,077.3	132,427.0	12,540.2	586.157	1,311.286	172.363	47.569	2.763	19.185
12-2025	47,981.6	150,218.2	13,895.5	613.341	1,481.877	186.312	47.582	2.786	19.222
12-2026	46,108.6	150,714.1	14,149.4	532.315	1,383.317	174.743	47.731	2.765	19.042
12-2027	40,637.6	142,940.3	13,436.2	451.239	1,270.324	160.673	47.906	2.741	18.710
12-2028	35,737.2	133,212.8	12,265.0	365.709	1,100.510	136.163	47.974	2.747	18.642
12-2029	33,052.6	127,845.6	11,262.9	349.303	1,042.475	125.577	48.023	2.756	18.565
12-2030	31,418.3	124,772.5	10,924.7	333.430	1,000.566	121.656	48.081	2.749	18.497
12-2031	30,118.9	119,735.8	10,521.7	296.967	931.771	112.657	48.106	2.755	18.495
12-2032	28,411.2	114,576.9	9,938.7	275.860	912.802	107.179	48.124	2.765	18.454
12-2033	26,004.9	111,272.7	9,463.4	246.170	856.740	99.713	48.164	2.771	18.443
12-2034	25,722.5	109,315.0	9,143.9	219.652	792.924	88.501	48.183	2.797	18.441
12-2035	24,665.1	109,198.5	8,858.5	199.073	762.291	88.292	48.235	2.774	18.393
12-2036	23,503.7	106,125.4	8,891.5	196.939	756.233	89.582	48.330	2.756	18.357
S Tot	539,988.2	1,897,548.8	172,066.2	6,106.029	15,976.684	2,004.127	47.852	2.756	18.813
After	164,656.5	835,239.4	75,644.6	1,319.581	5,869.780	734.234	48.454	2.754	18.403
Total	704,644.7	2,732,788.2	247,710.8	7,425.610	21,846.465	2,738.361	47.959	2.755	18.703
Cum	0.0	0.0	0.0
Ult	704,644.6	2,732,788.0	247,710.8

(11)	(12)	(13)	(14)	(15)	(16)	(17)	(18)	(19)	(20)
	Oil	Gas	NGL	Hedge	Other	Total	Production	Ad Valorem
End	Revenue	Revenue	Revenue	Revenue	Revenue	Revenue	Taxes	Taxes	$/BOE6
Mo-Year	M$	M$	M$	M$	M$	M$	M$	M$
12-2018	46.697	1.160	1.436	0.000	0.000	49.293	2.343	0.939	0.000
12-2019	2,483.066	135.969	167.566	0.000	0.000	2,786.602	136.906	53.488	0.000
12-2020	9,158.876	612.589	676.888	0.000	0.000	10,448.351	514.802	282.195	0.000
12-2021	15,135.244	1,267.194	1,372.021	0.000	0.000	17,774.455	885.298	496.164	0.000
12-2022	18,319.672	1,781.580	1,878.488	0.000	0.000	21,979.756	1,111.367	620.115	0.000
12-2023	23,476.516	2,640.569	2,464.760	0.000	0.000	28,581.879	1,428.054	789.846	0.000
12-2024	27,882.877	3,623.203	3,306.750	0.000	0.000	34,812.816	1,716.979	968.797	0.000
12-2025	29,184.105	4,128.900	3,581.205	0.000	0.000	36,894.242	1,844.836	1,043.896	0.000
12-2026	25,408.086	3,824.473	3,327.533	0.000	0.000	32,560.086	1,638.626	862.680	0.000
12-2027	21,617.002	3,482.348	3,006.116	0.000	0.000	28,105.479	1,420.079	662.672	0.000
12-2028	17,544.535	3,023.428	2,538.397	0.000	0.000	23,106.316	1,161.595	527.897	0.000
12-2029	16,774.445	2,873.217	2,331.286	0.000	0.000	21,978.943	1,118.359	510.010	0.000
12-2030	16,031.566	2,750.068	2,250.285	0.000	0.000	21,031.939	1,063.350	471.714	0.000
12-2031	14,285.961	2,567.027	2,083.644	0.000	0.000	18,936.660	954.906	414.312	0.000
12-2032	13,275.543	2,524.124	1,977.895	0.000	0.000	17,777.553	917.817	395.453	0.000
12-2033	11,856.610	2,374.362	1,839.047	0.000	0.000	16,070.031	821.951	350.865	0.000
12-2034	10,583.563	2,217.891	1,632.089	0.000	0.000	14,433.568	746.097	319.960	0.000
12-2035	9,602.178	2,114.887	1,623.979	0.000	0.000	13,341.064	695.752	276.463	0.000
12-2036	9,518.131	2,084.414	1,644.474	0.000	0.000	13,246.991	655.982	240.754	0.000
S Tot	292,184.688	44,027.406	37,703.859	0.000	0.000	373,916.000	18,835.100	9,288.218	0.000
After	63,939.629	16,168.248	13,511.912	0.000	0.000	93,619.805	5,141.320	1,256.053	0.000
Total	356,124.281	60,195.656	51,215.773	0.000	0.000	467,535.812	23,976.420	10,544.271	0.000

(21)	(22)	(23)	(24)	(25)	(26)	(27)	(28)	(29)	(30)	(31)
	Operating	Wells		Workover	3rd Party	Other		Future Net	Cumulative	Cum.Cash Flow
End	Expense	Gross Net		Expense	COPAS	Deductions	Investment	Cash Flow	Cash Flow	Disc.@ 10.0%
Mo-Year	M$	Count		M$	M$	M$	M$	M$	M$	M$
12-2018	0.000	1	0.0	0.000	0.000	0.000	0.000	46.011	46.011	41.995
12-2019	0.000	38	0.0	0.000	0.000	0.000	0.000	2,596.207	2,642.219	2,269.948
12-2020	0.000	161	0.0	0.000	0.000	0.000	0.000	9,651.351	12,293.570	9,841.797
12-2021	0.000	345	0.0	0.000	0.000	0.000	0.000	16,393.002	28,686.572	21,557.455
12-2022	0.000	578	0.0	0.000	0.000	0.000	0.000	20,248.260	48,934.832	34,740.320
12-2023	0.000	857	0.0	0.000	0.000	0.000	0.000	26,363.982	75,298.812	50,318.055
12-2024	0.000	1135	0.0	0.000	0.000	0.000	0.000	32,127.045	107,425.859	67,604.570
12-2025	0.000	1418	0.0	0.000	0.000	0.000	0.000	34,005.469	141,431.328	84,255.055
12-2026	0.000	1606	0.0	0.000	0.000	0.000	0.000	30,058.787	171,490.109	97,644.508
12-2027	0.000	1719	0.0	0.000	0.000	0.000	0.000	26,022.662	197,512.766	108,182.234
12-2028	0.000	1817	0.0	0.000	0.000	0.000	0.000	21,416.834	218,929.594	116,068.719
12-2029	0.000	1912	0.0	0.000	0.000	0.000	0.000	20,350.602	239,280.203	122,869.820
12-2030	0.000	2006	0.0	0.000	0.000	0.000	0.000	19,496.893	258,777.109	128,796.945
12-2031	0.000	2087	0.0	0.000	0.000	0.000	0.000	17,567.422	276,344.500	133,654.156
12-2032	0.000	2144	0.0	0.000	0.000	0.000	0.000	16,464.311	292,808.844	137,794.203
12-2033	0.000	2161	0.0	0.000	0.000	0.000	0.000	14,897.191	307,706.031	141,198.109
12-2034	0.000	2189	0.0	0.000	0.000	0.000	0.000	13,367.500	321,073.500	143,975.094
12-2035	0.000	2188	0.0	0.000	0.000	0.000	0.000	12,368.840	333,442.344	146,309.547
12-2036	0.000	2154	0.0	0.000	0.000	0.000	0.000	12,350.292	345,792.625	148,428.922
S Tot	0.000			0.000	0.000	0.000	0.000	345,792.625	345,792.625	148,428.922
After	0.000			0.000	0.000	0.000	0.000	87,222.438	433,015.031	157,358.531
Total	0.000			0.000	0.000	0.000	0.000	433,015.062	433,015.031	157,358.531

SEC Pricing (Dec 31, 2017)
	WTI Cushing	Henry Hub
Year	Oil $/STB	Gas $/MMBTU
2018	51.34	2.99
Thereafter	0.0%	0.0%
Cap	51.34	2.99

Percent	Cum. Disc.
8.00	186,245.031
10.00	157,358.656
12.00	134,560.875
14.00	116,267.312
16.00	101,374.375
18.00	89,095.039

12 Months in first year        50.000 Year Life (01/2068)

THESE DATA ARE PART OF A CG&A REPORT AND ARE SUBJECT TO THE CONDITIONS IN THE TEXT OF THE REPORT. TEXAS REGISTERED ENGINEERING FIRM F-693.	02/16/2018	08:52:16 Summary
Cawley, Gillespie & Associates, Inc.

APPENDIX

Explanatory Comments for Summary Tables

HEADINGS

Table I

Description of Table Information

Identity of Interest Evaluated

Property Description – Location

Reserve Classification and Development Status

Effective Date of Evaluation

FORECAST

(Columns)
(1) (11) (21)	Calendar or Fiscal years/months commencing on effective date.
(2) (3) (4)	Gross Production (8/8th) for the years/months which are economical. These are expressed as thousands of barrels (Mbbl) and millions of cubic feet (MMcf) of gas at standard conditions. Total future production, cumulative production to effective date and ultimate recovery at the effective date are shown following the annual/monthly forecasts.
(5) (6) (7)	Net Production accruable to evaluated interest is calculated by multiplying the revenue interest times the gross production. These values take into account changes in interest and gas shrinkage.
(8)	Average (volume weighted) gross liquid price per barrel before deducting production-severance taxes.
(9)	Average (volume weighted) gross gas price per Mcf before deducting production-severance taxes.
(10)	Average (volume weighted) gross NGL price per barrel before deducting production-severance taxes.
(12)	Revenue derived from oil sales — column (5) times column (8).
(13)	Revenue derived from gas sales — column (6) times column (9).
(14)	Revenue derived from NGL sales — column (7) times column (10).
(15)	Revenue derived from hedge positions.
(16)	Revenue derived from other sources not included in column (12) through column (15); may include revenue from electrical sales, pipeline gas transportation, 3rd party saltwater disposal, etc.
(17)	Total Revenue – sum of column (12) through column (16).
(18)	Production-Severance taxes deducted from gross oil, gas and NGL revenue.
(19)	Ad Valorem taxes.
(20)	$/BOE6 – is the total of column (22), column (25), column (26), and column (27) divided by Barrels of Oil Equivalent (“BOE”). BOE is net oil production column (5) plus net gas production column (6) converted to oil at six Mcf gas per one bbl oil plus net NGL production column (7) converted to oil at one bbl NGL per one bbl of oil.
(22)	Operating Expenses are direct operating expenses to the evaluated working interest and may include combined fixed rate administrative overhead charges for operated oil and gas producers known as COPAS.
(23)	Average gross wells.
(24)	Average net wells are gross wells times working interest.
(25)	Workover Expenses are non-direct operating expenses and may include maintenance, well service, compressor, tubing, and pump repair.
(26)	3rd Party COPAS are combined fixed rate administrative overhead charges for non-operated oil and gas producers.
(27)	Other Deductions may include compression-gathering expenses, transportation costs and water disposal costs.
(28)	Investments, if any, include re-completions, future drilling costs, pumping units, etc. and may include either tangible or intangible or both, and the costs for plugging and the salvage value of equipment at abandonment may be shown as negative investments at end of life.
(29) (30)	Future Net Cash Flow is column (17) less the total of column (18), column (19), column (22), column (25), column (26), column (27) and column (28). The data in column (29) are accumulated in column (30). Federal income taxes have not been considered.
(31)	Cumulative Discounted Cash Flow is calculated by discounting monthly cash flows at the specified annual rates.

MISCELLANEOUS

DCF Profile

•  The cumulative cash flow discounted at six different interest rates are shown at the bottom of columns (30-31). Interest has been compounded monthly. The DCF’s for the “Without Hedge” case may be shown to the left of the main DCF profile.

Life	• The economic life of the appraised property is noted in the lower right-hand corner of the table.
Footnotes	• Comments regarding the evaluation may be shown in the lower left-hand footnotes.
Price Deck	• A table of oil and gas prices, price caps and escalation rates may be shown in the lower middle footnotes.
Differentials	• Total annual price adjustments may be shown in gray font to the left of column (8), column (9) and column (10).

Appendix
Cawley, Gillespie & Associates, Inc.	Page 1

APPENDIX

Methods Employed in the Estimation of Reserves

The four methods customarily employed in the estimation of reserves are (1) production performance, (2) material balance, (3) volumetric and (4) analogy. Most estimates, although based primarily on one method, utilize other methods depending on the nature and extent of the data available and the characteristics of the reservoirs.

Basic information includes production, pressure, geological and laboratory data. However, a large variation exists in the quality, quantity and types of information available on individual properties. Operators are generally required by regulatory authorities to file monthly production reports and may be required to measure and report periodically such data as well pressures, gas-oil ratios, well tests, etc. As a general rule, an operator has complete discretion in obtaining and/or making available geological and engineering data. The resulting lack of uniformity in data renders impossible the application of identical methods to all properties, and may result in significant differences in the accuracy and reliability of estimates.

A brief discussion of each method, its basis, data requirements, applicability and generalization as to its relative degree of accuracy follows:

Production performance. This method employs graphical analyses of production data on the premise that all factors which have controlled the performance to date will continue to control and that historical trends can be extrapolated to predict future performance. The only information required is production history. Capacity production can usually be analyzed from graphs of rates versus time or cumulative production. This procedure is referred to as “decline curve” analysis. Both capacity and restricted production can, in some cases, be analyzed from graphs of producing rate relationships of the various production components. Reserve estimates obtained by this method are generally considered to have a relatively high degree of accuracy with the degree of accuracy increasing as production history accumulates.

Material balance. This method employs the analysis of the relationship of production and pressure performance on the premise that the reservoir volume and its initial hydrocarbon content are fixed and that this initial hydrocarbon volume and recoveries therefrom can be estimated by analyzing changes in pressure with respect to production relationships. This method requires reliable pressure and temperature data, production data, fluid analyses and knowledge of the nature of the reservoir. The material balance method is applicable to all reservoirs, but the time and expense required for its use is dependent on the nature of the reservoir and its fluids. Reserves for depletion type reservoirs can be estimated from graphs of pressures corrected for compressibility versus cumulative production, requiring only data that are usually available. Estimates for other reservoir types require extensive data and involve complex calculations most suited to computer models which makes this method generally applicable only to reservoirs where there is economic justification for its use. Reserve estimates obtained by this method are generally considered to have a degree of accuracy that is directly related to the complexity of the reservoir and the quality and quantity of data available.

Volumetric. This method employs analyses of physical measurements of rock and fluid properties to calculate the volume of hydrocarbons in-place. The data required are well information sufficient to determine reservoir subsurface datum, thickness, storage volume, fluid content and location. The volumetric method is most applicable to reservoirs which are not susceptible to analysis by production performance or material balance methods. These are most commonly newly developed and/or no-pressure depleting reservoirs. The amount of hydrocarbons in-place that can be recovered is not an integral part of the volumetric calculations but is an estimate inferred by other methods and a knowledge of the nature of the reservoir. Reserve estimates obtained by this method are generally considered to have a low degree of accuracy; but the degree of accuracy can be relatively high where rock quality and subsurface control is good and the nature of the reservoir is uncomplicated.

Analogy. This method, which employs experience and judgment to estimate reserves, is based on observations of similar situations and includes consideration of theoretical performance. The analogy method is a common approach used for “resource plays,” where an abundance of wells with similar production profiles facilitates the reliable estimation of future reserves with a relatively high degree of accuracy. The analogy method may also be applicable where the data are insufficient or so inconclusive that reliable reserve estimates cannot be made by other methods. Reserve estimates obtained in this manner are generally considered to have a relatively low degree of accuracy.

Much of the information used in the estimation of reserves is itself arrived at by the use of estimates. These estimates are subject to continuing change as additional information becomes available. Reserve estimates which presently appear to be correct may be found to contain substantial errors as time passes and new information is obtained about well and reservoir performance.

Appendix
Cawley, Gillespie & Associates, Inc.	Page 2

APPENDIX

Reserve Definitions and Classifications

The Securities and Exchange Commission, in SX Reg. 210.4-10 dated November 18, 1981, as amended on September 19, 1989 and January 1, 2010, requires adherence to the following definitions of oil and gas reserves:

“(22) Proved oil and gas reserves. Proved oil and gas reserves are those quantities of oil and gas, which, by analysis of geoscience and engineering data, can be estimated with reasonable certainty to be economically producible—from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulations— prior to the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether deterministic or probabilistic methods are used for the estimation. The project to extract the hydrocarbons must have commenced or the operator must be reasonably certain that it will commence the project within a reasonable time.

“(i) The area of a reservoir considered as proved includes: (A) The area identified by drilling and limited by fluid contacts, if any, and (B) Adjacent undrilled portions of the reservoir that can, with reasonable certainty, be judged to be continuous with it and to contain economically producible oil or gas on the basis of available geoscience and engineering data.

“(ii) In the absence of data on fluid contacts, proved quantities in a reservoir are limited by the lowest known hydrocarbons (LKH) as seen in a well penetration unless geoscience, engineering, or performance data and reliable technology establishes a lower contact with reasonable certainty.

“(iii) Where direct observation from well penetrations has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves may be assigned in the structurally higher portions of the reservoir only if geoscience, engineering, or performance data and reliable technology establish the higher contact with reasonable certainty.

“(iv) Reserves which can be produced economically through application of improved recovery techniques (including, but not limited to, fluid injection) are included in the proved classification when: (A) Successful testing by a pilot project in an area of the reservoir with properties no more favorable than in the reservoir as a whole, the operation of an installed program in the reservoir or an analogous reservoir, or other evidence using reliable technology establishes the reasonable certainty of the engineering analysis on which the project or program was based; and (B) The project has been approved for development by all necessary parties and entities, including governmental entities.

“(v) Existing economic conditions include prices and costs at which economic producibility from a reservoir is to be determined. The price shall be the average price during the 12-month period prior to the ending date of the period covered by the report, determined as an unweighted arithmetic average of the first-day-of-the-month price for each month within such period, unless prices are defined by contractual arrangements, excluding escalations based upon future conditions.

“(6) Developed oil and gas reserves. Developed oil and gas reserves are reserves of any category that can be expected to be recovered:

“(i) Through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared to the cost of a new well; and

“(ii) Through installed extraction equipment and infrastructure operational at the time of the reserves estimate if the extraction is by means not involving a well.

“(31) Undeveloped oil and gas reserves. Undeveloped oil and gas reserves are reserves of any category that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

“(i) Reserves on undrilled acreage shall be limited to those directly offsetting development spacing areas that are reasonably certain of production when drilled, unless evidence using reliable technology exists that establishes reasonable certainty of economic producibility at greater distances.

“(ii) Undrilled locations can be classified as having undeveloped reserves only if a development plan has been adopted indicating that they are scheduled to be drilled within five years, unless the specific circumstances, justify a longer time.

“(iii) Under no circumstances shall estimates for undeveloped reserves be attributable to any acreage for which an application of fluid injection or other improved recovery technique is contemplated, unless such techniques have been proved effective by actual projects in the same reservoir or an analogous reservoir, as defined in paragraph (a)(2) of this section, or by other evidence using reliable technology establishing reasonable certainty.

Appendix
Cawley, Gillespie & Associates, Inc.	Page 3

“(18) Probable reserves. Probable reserves are those additional reserves that are less certain to be recovered than proved reserves but which, together with proved reserves, are as likely as not to be recovered.

“(i) When deterministic methods are used, it is as likely as not that actual remaining quantities recovered will exceed the sum of estimated proved plus probable reserves. When probabilistic methods are used, there should be at least a 50% probability that the actual quantities recovered will equal or exceed the proved plus probable reserves estimates.

“(ii) Probable reserves may be assigned to areas of a reservoir adjacent to proved reserves where data control or interpretations of available data are less certain, even if the interpreted reservoir continuity of structure or productivity does not meet the reasonable certainty criterion. Probable reserves may be assigned to areas that are structurally higher than the proved area if these areas are in communication with the proved reservoir.

“(iii) Probable reserves estimates also include potential incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than assumed for proved reserves.

“(iv) See also guidelines in paragraphs (17)(iv) and (17)(vi) of this section (below).

“(17) Possible reserves. Possible reserves are those additional reserves that are less certain to be recovered than probable reserves.

“(i) When deterministic methods are used, the total quantities ultimately recovered from a project have a low probability of exceeding proved plus probable plus possible reserves. When probabilistic methods are used, there should be at least a 10% probability that the total quantities ultimately recovered will equal or exceed the proved plus probable plus possible reserves estimates.

“(ii) Possible reserves may be assigned to areas of a reservoir adjacent to probable reserves where data control and interpretations of available data are progressively less certain. Frequently, this will be in areas where geoscience and engineering data are unable to define clearly the area and vertical limits of commercial production from the reservoir by a defined project.

“(iii) Possible reserves also include incremental quantities associated with a greater percentage recovery of the hydrocarbons in place than the recovery quantities assumed for probable reserves.

“(iv) The proved plus probable and proved plus probable plus possible reserves estimates must be based on reasonable alternative technical and commercial interpretations within the reservoir or subject project that are clearly documented, including comparisons to results in successful similar projects.

“(v) Possible reserves may be assigned where geoscience and engineering data identify directly adjacent portions of a reservoir within the same accumulation that may be separated from proved areas by faults with displacement less than formation thickness or other geological discontinuities and that have not been penetrated by a wellbore, and the registrant believes that such adjacent portions are in communication with the known (proved) reservoir. Possible reserves may be assigned to areas that are structurally higher or lower than the proved area if these areas are in communication with the proved reservoir.

“(vi) Pursuant to paragraph (22)(iii) of this section (above), where direct observation has defined a highest known oil (HKO) elevation and the potential exists for an associated gas cap, proved oil reserves should be assigned in the structurally higher portions of the reservoir above the HKO only if the higher contact can be established with reasonable certainty through reliable technology. Portions of the reservoir that do not meet this reasonable certainty criterion may be assigned as probable and possible oil or gas based on reservoir fluid properties and pressure gradient interpretations.”

Instruction 4 of Item 2(b) of Securities and Exchange Commission Regulation S-K was revised January 1, 2010 to state that “a registrant engaged in oil and gas producing activities shall provide the information required by Subpart 1200 of Regulation S–K.” This is relevant in that Instruction 2 to paragraph (a)(2) states: “The registrant is permitted, but not required, to disclose probable or possible reserves pursuant to paragraphs (a)(2)(iv) through (a)(2)(vii) of this Item.”

“(26) Reserves. Reserves are estimated remaining quantities of oil and gas and related substances anticipated to be economically producible, as of a given date, by application of development projects to known accumulations. In addition, there must exist, or there must be a reasonable expectation that there will exist, the legal right to produce or a revenue interest in the production, installed means of delivering oil and gas or related substances to market, and all permits and financing required to implement the project.

“Note to paragraph (26): Reserves should not be assigned to adjacent reservoirs isolated by major, potentially sealing, faults until those reservoirs are penetrated and evaluated as economically producible. Reserves should not be assigned to areas that are clearly separated from a known accumulation by a non-productive reservoir (i.e., absence of reservoir, structurally low reservoir, or negative test results). Such areas may contain prospective resources (i.e., potentially recoverable resources from undiscovered accumulations).”

Appendix
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